UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2026

GLOBAL AI, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-163439	26-4170100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 Front Street, Suite 300, Jupiter, FL 33477

(Address of principal executive offices) (Zip code)

(561) 240-0333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on September 19, 2025, Global AI, Inc. (the “Company”) and Darko Horvat, the Company’s Chief Executive Officer and Chairman of the Board and a significant stockholder of the Company, entered into an Executive Employment Agreement (the “Horvat Agreement”), effective as of September 1, 2025. Pursuant to the terms of the Horvat Agreement, the Company agreed to pay Mr. Horvat an initial annual base salary of $650,000. Mr. Horvat was also eligible for annual incentive compensation targeted at 50% of base salary, subject to performance against key performance indicators established by the Board of Directors.

The Horvat Agreement also provided for equity incentives, including:

●	Time-based stock option grant equal to 2.5% of outstanding equity, vesting over four years with a one-year cliff;
●	Milestone-based stock option grant equal to 2.5% of outstanding equity, vesting over four years upon achievement of performance milestones; and
●	Market capitalization restricted stock unit milestone grants, with awards valued at $18.75 million to $37.5 million upon achievement of certain market capitalization thresholds, subject to Board approval and liquidity conditions.

In addition, Mr. Horvat was entitled to a sale bonus equal to 1% of enterprise value upon consummation of a qualifying change of control transaction with a pre-determined enterprise value.

Shortly after entering into the Horvat Agreement, the Company and Mr. Horvat determined that they wished to terminate the Horvat Agreement, although Mr. Horvat would continue to serve as a non-employee Chief Executive Officer. The Company and Mr. Horvat memorialized this understanding in the Termination and Release Agreement, dated as of May 13, 2026, by and between the Company and Mr. Horvat (the “Termination Agreement”). Pursuant to the Termination Agreement, the termination of the Horvat Agreement was deemed effective as of September 19, 2025.

Mr. Horvat continued to serve as Chief Executive Officer following termination of the Horvat Agreement and entry into the Termination Agreement.

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the complete terms and conditions of the Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Termination and Release Agreement, dated as of May 13, 2026, by and between the registrant and Darko Horvat.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AI, INC.

Dated: May 19, 2026	By:	/s/ Darko Horvat
	Name:	Darko Horvat
	Title:	Chief Executive Officer